UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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       Date of report (Date of earliest event reported): October 31, 2005

                           ADVANCED BIOPHOTONICS INC.
               (Exact Name of Registrant as Specified in Charter)




          Delaware                    0-27943                    11-3386214
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)



                 125 Wilbur Place, Suite 120                   11716
                      Bohemia, New York                      (Zip Code)
          (Address of principal executive offices)

       Registrant's telephone number, including area code: (631) 244-8244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications  pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange
    Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4 (c) under the
    Exchange Act (17 CFR 240.13e-4(c)) -

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Item 1.01     Entry into a Material Definitive Agreement


              On October 26, 2005, the Company's Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options outstanding under the Company's stock plans and granted 1,000,000 options to our President which vest immediately. The options have a range of exercise prices of $0.30 to $4.40. The acceleration and immediate vesting affects grants to the Company's President of approximately 2.7 million options having a weighted average exercise price of $0.74. The closing price of the Company's common stock on October 25, 2005, the last trading day before approval of acceleration, was $0.30. The purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in the Company's consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.9 million (approximately $1.2 million of which relates to options held by the President of the Company).



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ADVANCED BIOPHOTONICS INC.


Date: November 3, 2005                 By: /s/ Denis A. O'Connor
                                           -------------------------------------
                                           Denis A. O'Connor
                                           President and Chief Executive Officer